UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 9, 2017

GENMARK DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

 Commission File Number: 001-34753

Delaware	27-2053069
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
5964 La Place Court
Carlsbad, California
(Address of principal executive offices, including zip code)
760-448-4300
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
As previously reported, on January 12, 2015, GenMark Diagnostics, Inc. (“GenMark” or the "Company") and its domestic subsidiaries as guarantors, entered into a Loan and Security Agreement (the “Agreement”) with Solar Senior Capital, Ltd. (as successor-in-interest to General Electric Capital Corporation) and the financial institutions that are or become parties to the Agreement as lenders (collectively, the “Lenders”). Pursuant to the Agreement, the Lenders have made available to GenMark (a) up to $35,000,000 in a series of term loans and (b) a revolving loan in the maximum amount of $5,000,000.

On June 9, 2017, GenMark notified the Lenders of its intent to borrow an additional $15,000,000 pursuant to the terms of the Agreement (“Term Loan C”), following GenMark’s receipt of 510(k) market clearance from the United States Food and Drug Administration for its ePlex instrument and Respiratory Pathogen (RP) Panel. GenMark expects to receive the proceeds from Term Loan C on June 13, 2017. Amounts borrowed under Term Loan C will accrue interest at a rate equal to the greater of (a) 1.00% per annum and (b) the per annum rate published by the Board of Governors of the Federal Reserve System in Federal Reserve Statistical Release H.15 entitled "Selected Interest Rates" under the heading "U.S. Government Securities/Treasury Constant Maturities" as the three year treasuries constant maturities rate, as of the date of funding, plus an applicable margin between 4.95% and 5.90% per annum based on certain criteria set forth in the Agreement. GenMark is required to make interest payments on amounts borrowed pursuant to Term Loan C until June 15, 2017 (the “Interest-Only Period”); provided that GenMark may extend the Interest-Only Period until August 1, 2017, and subsequently to March 1, 2018, subject in each case to the satisfaction of certain conditions. Following the Interest-Only Period, monthly installments of principal and interest under Term Loan C will be due until the original principal amount and applicable interest is fully repaid by January 12, 2019.
The information set forth in Item 1.01 of the Current Report on Form 8-K filed by GenMark with the Securities and Exchange Commission (the "SEC") on January 12, 2015 is incorporated herein by reference.
FORWARD-LOOKING STATEMENTS
This Current Report on Form 8-K contains forward-looking statements regarding events, trends and business prospects, which may affect GenMark’s future operating results and financial position. Such statements, including, but not limited to, those regarding the receipt of the proceeds from Term Loan C, are all subject to risks and uncertainties that could cause our actual results and financial position to differ materially. Some of these risks and uncertainties include, but are not limited to, the ability of the Lenders to timely fund Term Loan C under the Agreement, and other risks and uncertainties described under the “Risk Factors” in GenMark’s public filings with the SEC. GenMark assumes no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made.

Item 7.01.   Regulation FD Disclosure

On June 12, 2017, GenMark issued a press release announcing that the Company has received 510(k) market clearance from the United States Food and Drug Administration for its ePlex® instrument and Respiratory Pathogen (RP) Panel. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained under this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing, unless the Company expressly sets forth in such filing that such information is to be considered “filed” or incorporated by reference therein.

Item 9.01.	Financial Statements and Exhibits.

(d)    The following exhibit is furnished with this Current Report:

Exhibit Number	Description
99.1	Press release dated June 12, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GENMARK DIAGNOSTICS, INC.

Date: June 12, 2017	/s/ Eric Stier
Eric Stier
Senior Vice President, General Counsel and Secretary